As filed with the Securities and Exchange Commission on December 16, 2004

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GRANT PRIDECO, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0312499 (I.R.S. Employer Identification No.)

400 North Sam Houston Pkwy East, Suite 900 (Address of Principal Executive Officer)	77060 (Zip Code)

Grant Prideco, Inc. Employee Stock Purchase Plan
(Full title of the plans)

Grant Prideco, Inc.
400 North Sam Houston Pkwy East, Suite 900
(Name and address of agent for service)

(281) 878-5603
(Telephone number, including area code, of agent for service)

With a copy to:
Philip A. Choyce
Vice President and General Counsel
400 North Sam Houston Pkwy East, Suite 900
(281) 878-5603

Calculation of Registration Fee

Title of securities		Proposed maximum	Proposed maximum	Amount of
to be registered	Amount to be registered	offering price per share (1)	aggregate offering price (1)	registration fee
Common Stock, par value $.01 per share	1,200,000 shares (2)	$19.45	$23,340,000	$2,748.00

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sales prices of a share of Common Stock as reported by the New York Stock Exchange, Inc. on December 13, 2004.

(2)	Also includes an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Grant Prideco Employee Stock Purchase Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to or in the Grant Prideco, Inc. Employee Stock Purchase Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Grant Prideco, Inc., a Delaware corporation (the “Company” or “Registrant”) incorporates by reference in this Registration Statement the following:

     (i) the Registrant’s effective Registration Statement on Form 10 (File No. 001-15243) (including without limitation the description of the Registrant’s Common Stock contained therein); all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; and

     (ii) the Registrant’s Annual Report Form 10-K for the year ended December 31, 2003;

     (iii) Amendment No. 1 to the Registrant’s Annual Report on Form 10K, filed on September 30, 2004;

     (iv) Amendment No. 2 to the Registrant’s Annual Report on Form 10K, filed on December 16, 2004;

     (v) the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2004, June 30, 2004 and September 30, 2004; and

     (vi) the Registration’s Current Report on Form 8-K dated October 21, 2004.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Philip A. Choyce, Vice President and General Counsel of the Company, owns 460 shares of the Company’s common stock directly, 22,675 shares of restricted stock and options to purchase 244,606 shares of the Company’s common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director’s duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Registrant’s Restated Certificate of Incorporation provides that the Registrant’s directors are not liable to the Registrant or its stockholders for monetary damages for breach of their fiduciary duty, subject to the described exceptions specified by Delaware law.

     Under Section 145 of the Delaware General Corporation Law and our bylaws, we are obligated to indemnify our present and former directors and officers and may indemnify other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a “derivative action”), if the person to whom indemnity is granted acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to Grant Prideco.

     Section 145 of the Delaware General Corporation Law also empowers the Registrant to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Registrant against liability asserted against or incurred by him in any such capacity, whether or not the Registrant would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Registrant has purchased and maintains a directors’ and officers’ liability policy for such purposes.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

Exhibit No.	Description
2.1	Distribution Agreement, dated as of March 22, 2000, between Weatherford and Grant Prideco, Inc. (incorporated by Reference to Exhibit 2.1 to Grant Prideco, Inc.’s Registration Statement on Form S-3, Reg. No. 333-35272).
3.1	Restated Certificate of Incorporation of Grant Prideco, Inc. (incorporated by reference to Exhibit 3.1 to Grant Prideco, Inc.’s Registration Statement on Form S-3, Reg. No. 333-35272).
3.2	Restated Bylaws of Grant Prideco, Inc. (incorporated by reference to Exhibit 3.2 to Grant Prideco, Inc.’s Registration Statement on Form 10, File No. 1-15423, as amended).
4.1	Indenture for 9 5/8% Senior Notes due 2007 (incorporated by Reference to Exhibit 4.7 to Grant Prideco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2000, File No. 1-15423).
4.2	Form of 9 5/8% Senior Notes due 2007 (included as part of Exhibit 4.1 above).
4.3*	Grant Prideco, Inc. 2000 Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit 10.6 to Grant Prideco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2000, File No. 1-15423).
4.4*	Grant Prideco, Inc. 2000 Employee Stock Option and Stock Plan (incorporated by reference to Exhibit 10.5 to Grant Prideco, Inc.’s Registration Statement on Form 10, File No. 1-15423, as amended).
4.5*	Grant Prideco, Inc. Executive Deferred Compensation Plan (incorporated by reference to Exhibit 10.9 to Grant Prideco, Inc.’s Registration Statement on Form 10, File No. 1-15423, as amended).
4.6*	Grant Prideco, Inc. Foreign Executive Deferred Compensation Plan (incorporated by reference to Exhibit 10.8 to Grant Prideco, Inc.’s Registration Statement on Form 10, File No. 1-15423, as amended).
4.7*	Grant Prideco, Inc. Deferred Compensation Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.10 to Grant Prideco, Inc.’s Registration Statement on Form 10, File No. 1-15423, as amended).
4.8*	Grant Prideco, Inc. 401(k) Savings Plan (incorporated by reference to Exhibit 10.11 to Grant Prideco, Inc.’s Registration Statement on Form 10, File No. 1-15423, as amended).
4.9*	Grant Prideco, Inc. 2001 Stock Option and Restricted Stock Plan (incorporated by reference to Exhibit 10.16 to Grant Prideco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001, File No. 1-15423).
4.10	Indenture relating to 9% Senior Notes due 2009 dated as of December 4, 2002, between Grant Prideco Escrow Corp. and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 4.2 to Grant Prideco, Inc.’s Current Report on Form 8-K, File No. 1-15423, filed on January 3, 2003).
4.11	Form of 9% Senior Notes due 2009 (included as part of Exhibit 4.10).
4.12	Supplemental Indenture dated as of December 20, 2002, among Grant Prideco, Inc., Grant Prideco Escrow Corp., certain of Grant Prideco, Inc.’s subsidiaries, and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 4.4 to Grant Prideco, Inc.’s Current Report on Form 8-K, File No. 1-15423, filed on January 3, 2003).

Exhibit No.	Description
4.13	Credit Agreement, dated as of December 19, 2002, among Grant Prideco, Inc., certain of its subsidiaries, the Lenders party thereto, Deutsche Bank Trust Company Americas, as US, Deutsche Bank AG, Canada Branch, as Canadian Agent, Transamerica Business Capital Corporation, as Documentation Agent, JP Morgan Chase Bank, as Co-Syndication Agent, and Lynch Capital, as Co-Syndication Agent (incorporated by reference to Exhibit 4.6 to Grant Prideco, Inc.’s Current Report on Form 8-K, File No. 1-15423, filed on January 3, 2003).
4.14	Security Agreement, dated as of December 19, 2002, among Grant Prideco, Inc., certain of its subsidiaries and Deutsche Bank Trust Company Americas, as agent (incorporated by Reference to Exhibit 4.7 to Grant Prideco, Inc.’s Current Report on Form 8-K, File No. 1-15423, filed on January 3, 2003).
4.15	Amended and Restated Security Agreement, dated as of December 19, 2002 between Grant Prideco Canada Ltd. and Deutsche Bank AG, Canada Branch, as agent (incorporated by reference to Exhibit 4.8 to Grant Prideco, Inc.’s Current Report on Form 8-K, File No. 1-15423, filed on January 3, 2003).
4.16	Amendment No. 1 to Credit Agreement (incorporated by reference to Exhibit 4.17 to Grant Prideco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 1-15423)
4.17	Amendment No. 2 to Security Agreement (incorporated by reference to Exhibit 4.18 to Grant Prideco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 1-15423).
4.18	Security Agreement, dated as of December 19, 2002 between Grant Prideco Canada Ltd. and Deutsche Bank AG, Canada Branch, as agent (incorporated by reference to Exhibit 4.9 to Grant Prideco, Inc.’s Current Report on Form 8-K, File No. 1-15423, filed on January 3, 2003).
4.19	Form of Subsidiary Guarantee by certain of Grant Prideco, Inc.’s subsidiaries in favor of Deutsche Bank Trust Company Americas, as agent (incorporated by reference to Exhibit 4.10 to Grant Prideco, Inc.’s Current Report on Form 8-K, File No. 1-15423, filed on January 3, 2003).
4.20*	Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.21 to Grant Prideco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 1-15423).
5.1	Opinion of Vice President and General Counsel
21.1	Subsidiaries of Registrant (incorporated by reference to Exhibit 21.1 to Grant Prideco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 1-15423).
23.1	Consent of Ernst & Young LLP.
23.2	Consent of KPMG
23.3	Consent of Vice President and Genera Counsel (included in Exhibit 5.1)
24.1	Power of Attorney (Included in Part II signature page)
*	Designates a management or compensatory plan or arrangement.

ITEM 9. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 15, 2004.

Grant Prideco, Inc.
By:	/s/ Michael McShane
Michael McShane
Chairman of the Board, Chief Executive Officer, and President (Principal Executive Officer)

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael McShane and Matthew Fitzgerald, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Michael McShane Michael McShane	Chairman of the Board, President and Chief Executive Officer	December 15, 2004
/s/ Matthew Fitzgerald Matthew Fitzgerald	Senior Vice President and Chief Financial Officer (principal financial officer)	December 15, 2004
/s/ Greg L. Boane Greg L. Boane	Controller (principal accounting officer)	December 15, 2004
/s/ David J. Butters David J. Butters	Director	December 15, 2004
/s/ Eliot M. Fried Eliot M. Fried	Director	December 15, 2004
/s/ Dennis R. Hendrix Dennis R. Hendrix	Director	December 15, 2004
/s/ Harold E. Layman Harold E. Layman	Director	December 15, 2004
/s/ Sheldon B. Lubar Sheldon B. Lubar	Director	December 15, 2004

Name	Title	Date
/s/ Robert K. Moses, Jr. Robert K. Moses, Jr.	Director	December 15, 2004

Joseph E. Reid	Director	December , 2004
/s/ David A. Trice David A. Trice	Director	December 15, 2004

EXHIBIT INDEX

Exhibit No.	Description
2.1	Distribution Agreement, dated as of March 22, 2000, between Weatherford and Grant Prideco, Inc. (incorporated by Reference to Exhibit 2.1 to Grant Prideco, Inc.’s Registration Statement on Form S-3, Reg. No. 333-35272).
3.1	Restated Certificate of Incorporation of Grant Prideco, Inc. (incorporated by reference to Exhibit 3.1 to Grant Prideco, Inc.’s Registration Statement on Form S-3, Reg. No. 333-35272).
3.2	Restated Bylaws of Grant Prideco, Inc. (incorporated by reference to Exhibit 3.2 to Grant Prideco, Inc.’s Registration Statement on Form 10, File No. 1-15423, as amended).
4.1	Indenture for 9 5/8% Senior Notes due 2007 (incorporated by Reference to Exhibit 4.7 to Grant Prideco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2000, File No. 1-15423).
4.2	Form of 9 5/8% Senior Notes due 2007 (included as part of Exhibit 4.1 above).
4.3*	Grant Prideco, Inc. 2000 Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit 10.6 to Grant Prideco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2000, File No. 1-15423).
4.4*	Grant Prideco, Inc. 2000 Employee Stock Option and Stock Plan (incorporated by reference to Exhibit 10.5 to Grant Prideco, Inc.’s Registration Statement on Form 10, File No. 1-15423, as amended).
4.5*	Grant Prideco, Inc. Executive Deferred Compensation Plan (incorporated by reference to Exhibit 10.9 to Grant Prideco, Inc.’s Registration Statement on Form 10, File No. 1-15423, as amended).
4.6*	Grant Prideco, Inc. Foreign Executive Deferred Compensation Plan (incorporated by reference to Exhibit 10.8 to Grant Prideco, Inc.’s Registration Statement on Form 10, File No. 1-15423, as amended).
4.7*	Grant Prideco, Inc. Deferred Compensation Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.10 to Grant Prideco, Inc.’s Registration Statement on Form 10, File No. 1-15423, as amended).
4.8*	Grant Prideco, Inc. 401(k) Savings Plan (incorporated by reference to Exhibit 10.11 to Grant Prideco, Inc.’s Registration Statement on Form 10, File No. 1-15423, as amended).
4.9*	Grant Prideco, Inc. 2001 Stock Option and Restricted Stock Plan (incorporated by reference to Exhibit 10.16 to Grant Prideco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001, File No. 1-15423).
4.10	Indenture relating to 9% Senior Notes due 2009 dated as of December 4, 2002, between Grant Prideco Escrow Corp. and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 4.2 to Grant Prideco, Inc.’s Current Report on Form 8-K, File No. 1-15423, filed on January 3, 2003).
4.11	Form of 9% Senior Notes due 2009 (included as part of Exhibit 4.10).
4.12	Supplemental Indenture dated as of December 20, 2002, among Grant Prideco, Inc., Grant Prideco Escrow Corp., certain of Grant Prideco, Inc.’s subsidiaries, and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 4.4 to Grant Prideco, Inc.’s Current Report on Form 8-K, File No. 1-15423, filed on January 3, 2003).
4.13	Credit Agreement, dated as of December 19, 2002, among Grant Prideco, Inc., certain of its subsidiaries, the Lenders party thereto, Deutsche Bank Trust Company Americas, as US, Deutsche Bank AG, Canada Branch, as Canadian Agent, Transamerica Business Capital Corporation, as Documentation Agent, JP Morgan Chase Bank, as Co-Syndication Agent, and Lynch Capital, as Co-Syndication Agent (incorporated by reference to Exhibit 4.6 to Grant Prideco, Inc.’s Current Report on Form 8-K, File No. 1-15423, filed on January 3, 2003).
4.14	Security Agreement, dated as of December 19, 2002, among Grant Prideco, Inc., certain of its subsidiaries and Deutsche Bank Trust Company Americas, as agent (incorporated by Reference to Exhibit 4.7 to Grant Prideco, Inc.’s Current Report on Form 8-K, File No. 1-15423, filed on January 3, 2003).
4.15	Amended and Restated Security Agreement, dated as of December 19, 2002 between Grant Prideco Canada Ltd. and Deutsche Bank AG, Canada Branch, as agent (incorporated by reference to Exhibit 4.8 to Grant Prideco, Inc.’s Current Report on Form 8-K, File No. 1-15423, filed on January 3, 2003).
4.16	Amendment No. 1 to Credit Agreement (incorporated by reference to Exhibit 4.17 to Grant Prideco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 1-15423)
4.17	Amendment No. 2 to Security Agreement (incorporated by reference to Exhibit 4.18 to Grant Prideco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 1-15423).
4.18	Security Agreement, dated as of December 19, 2002 between Grant Prideco Canada Ltd. and Deutsche Bank AG, Canada Branch, as agent (incorporated by reference to Exhibit 4.9 to Grant Prideco, Inc.’s Current Report on Form 8-K, File No. 1-15423, filed on January 3, 2003).
4.19	Form of Subsidiary Guarantee by certain of Grant Prideco, Inc.’s subsidiaries in favor of Deutsche Bank Trust Company Americas, as agent (incorporated by reference to Exhibit 4.10 to Grant Prideco, Inc.’s Current Report on Form 8-K, File No. 1-15423, filed on January 3, 2003).
4.20*	Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.21 to Grant Prideco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 1-15423).
5.1	Opinion of Vice President and General Counsel
21.1	Subsidiaries of Registrant (incorporated by reference to Exhibit 21.1 to Grant Prideco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 1-15423).
23.1	Consent of Ernst & Young LLP.
23.2	Consent of KPMG
23.3	Consent of Vice President and Genera Counsel (included in Exhibit 5.1)
24.1	Power of Attorney (Included in Part II signature page)

*	Designates a management or compensatory plan or arrangement.